UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 11, 2024

NEURONETICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38546	33-1051425
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3222 Phoenixville Pike, Malvern, PA	19355
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (610) 640-4202

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock ($0.01 par value)	STIM	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

Arrangement Agreement

On August 11, 2024, Neuronetics, Inc., a Delaware corporation (“Neuronetics”), and Greenbrook TMS Inc., a corporation existing under the laws of the Province of Ontario (“Greenbrook”), entered into an arrangement agreement (the “Arrangement Agreement”), pursuant to which Neuronetics will acquire all of the issued and outstanding common shares of Greenbrook (the “Greenbrook Shares”) pursuant to a plan of arrangement (the “Plan of Arrangement”) under the Business Corporations Act (Ontario) (the “OBCA”) (the “Arrangement”). The board of directors of each of Neuronetics and Greenbrook have unanimously approved the Arrangement and the Arrangement Agreement.

Consideration

Subject to the terms and conditions set forth in the Arrangement Agreement and the Plan of Arrangement, it is expected that each Greenbrook Share outstanding immediately prior to the effective time of the Arrangement (the “Effective Time”) (including, for greater certainty, the Net Option Surrender Shares and the Net Warrant Surrender Shares (each as defined below)) (other than the shares held by Greenbrook shareholders who have exercised rights of dissent in respect of the Arrangement) will be transferred and assigned to Neuronetics in exchange for a fraction of a share of Neuronetics common stock (the “Consideration”) that will result in Greenbrook shareholders and Neuronetics stockholders holding 43% and 57% of the combined company (on a fully diluted basis), respectively, subject to certain customary adjustments set forth in the Arrangement Agreement. An aggregate of 25,304,971 shares of Neuronetics common stock (“Consideration Shares”) will be issued to Greenbrook shareholders pursuant to the Arrangement. No fractional Neuronetics shares will be issued in the Arrangement, and Greenbrook’s shareholders will receive cash in lieu of any fractional Neuronetics shares. Any shares in respect of which dissent rights have been properly exercised and not withdrawn pursuant to section 185 of the OBCA, will be deemed to be transferred and assigned to Neuronetics, but will not be entitled to the Consideration and will, instead, be subject to dissent rights under the OBCA, as modified by the Plan of Arrangement and the interim order of the Court (as defined below).

At the Effective Time: (i) each Greenbrook option to purchase Greenbrook Shares outstanding immediately prior to the Effective Time, will be deemed cancelled and transferred to Greenbrook in exchange for a number of Greenbrook Shares (“Net Option Surrender Shares”) equal to: (a) the number of Greenbrook Shares subject to such Greenbrook option immediately prior to the Effective Time minus (b) the number of Greenbrook Shares that, when multiplied by the closing price of a Greenbrook Share on the OTCQB Market on the trading day immediately preceding the Effective Date (“Effective Date Market Price”), is equal to the aggregate exercise price of such Greenbrook option (and in the event that such number of Greenbrook Shares is negative, it shall be deemed to be zero); (ii) each Greenbrook performance share unit and restricted share unit that is outstanding immediately prior to the Effective Time will be cancelled for no consideration; (iii) each Greenbrook deferred share unit outstanding immediately prior to the Effective Time will be deemed to be assigned and transferred to Greenbrook and cancelled in exchange for a cash payment equal to: (a) if the Effective Date Market Price is less than or equal to $0.0846 (the “Minimum Price”), a cash payment equal to the Effective Date Market Price; and (ii) if the Effective Date Market Price is greater than the Minimum Price, at the election of Neuronetics, either (A) a cash payment equal to the Effective Date Market Price, or (B) such number of Neuronetics shares equal to the Effective Date Market Price divided by the closing price of a Neuronetics share on the NASDAQ on the trading day immediately preceding the Effective Date; and (iv) each outstanding warrant to acquire Greenbrook Shares outstanding immediately prior to the Effective Time, will be deemed cancelled and transferred to Greenbrook in exchange for a number of Greenbrook Shares (“Net Warrant Surrender Shares”) equal to: (a) the number of Greenbrook Shares subject to such Greenbrook warrant immediately prior to the Effective Time minus (b) the number of Greenbrook Shares that, when multiplied by the Effective Date Market Price, is equal to the aggregate exercise price of such Greenbrook warrant (and in the event that such number of Greenbrook Shares is negative, it shall be deemed to be zero).

Governance

The Arrangement Agreement provides that Neuronetics will take all necessary action to ensure that immediately following completion of the Arrangement, the board of Neuronetics shall consist of seven (7) directors, five (5) of which will be appointed by Neuronetics and two (2) of which will be appointed by Madryn Asset Management LP (“Madryn”), a key shareholder of Greenbrook.

Conditions to the Arrangement

The obligations of Neuronetics and Greenbrook to consummate the Arrangement are subject to customary conditions, including, but not limited to, (i) obtaining the required approvals of Neuronetics’ stockholders and Greenbrook’s shareholders, (ii) obtaining an interim order and final order from the Ontario Superior Court of Justice (Commercial List) (the “Court”) approving the Arrangement, (iii) the issuance of the Consideration Shares being exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”) pursuant to Section 3(a)(10) thereof, (iv) the Neuronetics shares remaining listed on the NASDAQ and NASDAQ completing its review of, and raising no objections to, the issuance of Consideration Shares, (v) the absence of any law or order prohibiting or making illegal the consummation of the Arrangement or any of the other transactions contemplated by the Arrangement Agreement, (vi) subject to certain materiality exceptions, the accuracy of the representations and warranties of each party, (vii) the performance in all material respects by each party of its obligations under the Arrangement Agreement, (viii) no material adverse effect having occurred that is continuing, (ix) the number of Greenbrook Shares in respect of which Greenbrook shareholders have validly exercised dissent rights not exceeding 10% of the Greenbrook Shares issued and outstanding, (x) obtaining lender consent under the Neuronetics credit facility with Perceptive Credit Holdings LV, LP, as lender; (xi) all outstanding debt under the Greenbrook credit facility with Madryn Asset Management LP and Greenbrook subordinated convertible notes having been converted into Greenbrook Shares (“Greenbrook Debt Conversion”) in accordance with the applicable debt conversion agreements; (xii) Greenbrook transaction expenses not having exceeded $4,250,000, (xiii) aggregate cash taxes arising in connection with the Greenbrook Debt Conversion and settlement of Greenbrook debt not exceeding $1,000,000 and (ix) Greenbrook average number of days of accounts payables outstanding not exceeding 71 days.

Certain Other Terms of the Arrangement Agreement

The Arrangement Agreement includes customary representations, warranties and covenants of Neuronetics and Greenbrook and each party has agreed to customary covenants, including, among others, covenants relating to: (i) the conduct of its business during the interim period between execution of the Arrangement Agreement and the Effective Time; and (ii) non-solicitation obligations in connection with alternative acquisition proposals. However, under certain circumstances, a party may change its recommendation to its stockholders or shareholders, as applicable, in response to a superior proposal, and under certain circumstances, each party may terminate the Arrangement Agreement and accept such superior proposal.

The Arrangement Agreement contains certain termination rights for each of Neuronetics and Greenbrook, including in the event that: (i) the approval of (A) the resolution approving the Arrangement by Greenbrook Shareholders (“Greenbrook Shareholder Approval”) or (B) the resolution approving the issuance of Consideration Shares by Neuronetics’ stockholders (“Neuronetics Stockholder Approval”) is not obtained at the respective shareholder or stockholder meetings, as applicable; (ii) any law makes the completion of the Arrangement or the transactions contemplated by the Arrangement Agreement illegal or otherwise prohibited, and such law has become final and non-appealable; (iii) the Arrangement has not occurred on or before December 10, 2024 (the “Outside Date”), which Outside Date may be extended as agreed to in writing by the parties; or (iv) by mutual agreement of Neuronetics and Greenbrook. In addition, Greenbrook may terminate the Arrangement Agreement in certain circumstances if: (i) there is a breach of any representation or warranty or failure to perform any covenant or agreement on the part of Neuronetics under the Arrangement Agreement that would cause the corresponding closing conditions not to be satisfied on or prior to the Outside Date; (ii) a material adverse effect in respect of Neuronetics has occurred and is continuing; (iii) prior to the Greenbrook Shareholder Approval, the board of directors of Greenbrook authorizes Greenbrook to enter into a definitive agreement in respect of a superior proposal upon payment of a termination fee; (iv) if there is a change in the recommendation of the Neuronetics board of directors that the Neuronetics stockholders approve the Arrangement; or (v) Neuronetics has failed to comply with its non-solicitation covenants in any material respect. In addition, Neuronetics may terminate the Arrangement Agreement in certain circumstances if (i) there is a breach of any representation or warranty or failure to perform any covenant or agreement on the part of Greenbrook under the Arrangement Agreement that would cause the corresponding closing conditions not to be satisfied on or prior to the Outside Date; (ii) a material adverse effect in respect of Greenbrook has occurred and is continuing; (iii) prior to the Neuronetics Stockholder Approval, the board of directors of Neuronetics authorizes Neuronetics to enter into a definitive agreement in respect of a superior proposal upon payment of a termination fee; (iv) if there is a change in the recommendation of the Greenbrook board of directors that the Greenbrook Shareholders approve the Arrangement; or (v) Greenbrook has failed to comply with its non-solicitation covenants in any material respect.

The Arrangement Agreement provides further that a termination fee will be payable by Greenbrook upon termination of the Arrangement Agreement under specified circumstances, including: (i) a change in the recommendation of the Greenbrook board of directors or a material breach by Greenbrook of its non-solicitation covenants; (ii) Greenbrook’s pursuit of a superior proposal; (iii) a termination of the Arrangement Agreement by Neuronetics or Greenbrook, as applicable, because of: (a) failure to obtain Greenbrook Shareholder Approval, (b) the Effective Time does not occur on or prior to the Outside Date, or (c) a termination of the Arrangement Agreement by Neuronetics following a breach of any representation or warranty or failure to perform any covenant or agreement by Greenbrook, but only if, in each case set forth in clauses (a) through (c), prior to such termination, a bona fide acquisition proposal was made or publicly announced and within 12 months following such termination, Greenbrook enters into a definitive agreement in respect of an acquisition proposal or an acquisition proposal is consummated by Greenbrook.

The Arrangement Agreement provides further that a termination fee will be payable by Neuronetics upon termination of the Arrangement Agreement under specified circumstances, including: (i) a change in the recommendation of the Neuronetics board of directors or a material breach by Neuronetics of its non-solicitation covenants; (ii) Neuronetics’ pursuit of a superior proposal; (iii) a termination of the Arrangement Agreement by Greenbrook or Neuronetics, as applicable, because of: (a) failure to obtain Neuronetics Stockholder Approval, (b) the Effective Time does not occur on or prior to the Outside Date, or (c) a termination of the Arrangement Agreement by Greenbrook following a breach of any representation or warranty or failure to perform any covenant or agreement by Neuronetics, but only if, in each case set forth in clauses (a) through (c), prior to such termination, a bona fide acquisition proposal was made or publicly announced and within 12 months following such termination, Neuronetics enters into a definitive agreement in respect of an acquisition proposal or an acquisition proposal is consummated by Neuronetics.

In the event such termination fee is payable by Neuronetics or Greenbrook, Neuronetics will be required to pay Greenbrook or Greenbrook will be required to pay Neuronetics, respectively, a termination fee of $1,900,000.

The representations, warranties and covenants set forth in the Arrangement Agreement have been made only for the purposes of the Arrangement Agreement and solely for the benefit of the parties to the Arrangement Agreement, may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Arrangement Agreement instead of establishing these matters as facts, as well as by information contained in Neuronetics’ Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. In addition, such representations and warranties (1) will not survive completion of the Arrangement and cannot be the basis for any claims under the Arrangement Agreement by the other party after termination of the Arrangement Agreement and (2) were made only as of the dates specified in the Arrangement Agreement. Accordingly, the Arrangement Agreement is included with this filing only to provide investors with information regarding the terms of the Arrangement Agreement and not to provide investors with any other factual information regarding the parties or their respective businesses.

The foregoing description of the Arrangement Agreement does not purport to be complete and is qualified in its entirety by reference to the Arrangement Agreement, which is attached as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Support Agreements

Simultaneously with the execution of the Arrangement Agreement, Neuronetics and certain holders of Greenbrook Shares, including Madryn Asset Management LP, certain holders of subordinated convertible notes of Greenbrook (“Greenbrook Noteholders”), directors and executive officers of Greenbrook (collectively, the “Greenbrook Locked-Up Parties”) have entered into voting and support agreements (the “Greenbrook Voting Support Agreements”), pursuant to which the Greenbrook Locked-Up Parties have agreed, among other things, to vote their Greenbrook Shares in favor of the approval of the Arrangement and against any alternative proposal.

The Voting Support Agreements with Madryn Asset Management LP (“Madryn Voting Agreements”) terminate upon the occurrence of certain events, including in the event of a receipt of a Greenbrook Superior Proposal that satisfies a hurdle that represents a 20% premium to the value of the Consideration payable under the Arrangement and, concurrently therewith, the termination of the Arrangement Agreement for a Greenbrook Superior Proposal upon payment of a termination fee.

The Voting Support Agreements with Greenbrook Noteholders terminate upon the occurrence of certain events, including the termination of the Madryn Voting Agreements in accordance with its terms.

The Voting Support Agreements with directors and executive officers of Greenbrook terminate upon the occurrence of certain events, including the termination of the Arrangement Agreement in accordance with its terms.

The foregoing description of the Greenbrook Voting Support Agreements does not purport to be complete and is qualified in its entirety by reference to the form of Greenbrook Voting Support Agreements, which are attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Also simultaneously with the execution of the Arrangement Agreement, Greenbrook and each of the directors and named executive officers of Neuronetics (the “Neuronetics Locked-Up Parties”) have entered into voting and support agreements (the “Neuronetics Voting Support Agreements”), pursuant to which the Neuronetics Locked-Up Parties have agreed, among other things, to vote their Neuronetics shares in favor of the approval of the Arrangement and against any alternative proposal. The Neuronetics Voting Support Agreements terminate upon the occurrence of certain events, including the termination of the Arrangement Agreement in accordance with its terms.

The foregoing description of the Neuronetics Voting Support Agreements does not purport to be complete and is qualified in its entirety by reference to the form of Neuronetics Voting Support Agreements, which are attached as Exhibits 10.1, 10.2, and 10.3 to this Current Report on Form 8-K and are incorporated herein by reference.

Registration Rights Agreement

Simultaneously with the execution of the Arrangement Agreement, Neuronetics and Madryn and its affiliates (the “Madryn Parties”) entered into Registration Rights Agreements (the “Registration Rights Agreements”), pursuant to which the Madryn Parties are entitled to registration rights in respect of the Consideration Shares that the Madryn Parties receive upon consummation of the Arrangement Agreement. Pursuant to the Registration Right Agreements, one hundred eighty (180) days following consummation of the Arrangement Agreement, the Madryn Parties will have the right to demand registration of their Consideration Shares, subject to certain limitations. In addition, the Madryn Parties will have certain “piggyback” rights if Neuronetics or other holders of Neuronetics’ common stock undertake a registration, subject to customary cutbacks. In addition, the Madryn Parties agreed for a period of two years to vote in favor of certain Board proposals regarding Neuronetics’ equity plan and agreed to not acquire any additional equity securities or debt securities convertible into equity of Neuronetics.

The foregoing description of the Registration Rights Agreements does not purport to be complete and is qualified in its entirety by the full text of the Form of Registration Rights Agreement, which is included as Exhibit 10.4 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 3.02. Unregistered Sales of Equity Securities.

The information set forth under Item 1.01 of this Current Report on Form 8-K is hereby incorporated into this Item 3.02.

Neuronetics securities issued in connection with the Arrangement are expected to be issued in reliance upon an exemption from registration under federal securities laws provided by Section 3(a)(10) of the Securities Act for the issuance and exchange of securities approved after a public hearing on the fairness of the terms and conditions of the exchange by a court of competent jurisdiction at which all persons to whom the securities will be issued have the right to appear. The Arrangement will be subject to approval by the Court. Neuronetics anticipates that, if the Arrangement becomes effective under the terms and conditions set forth in the Arrangement Agreement (including receipt of the final order from the approval by the Court), the Consideration Shares to be issued pursuant to the Arrangement will be exempt from the registration requirements of the Securities Act pursuant to Section 3(a)(10) thereof.

“Safe harbor” statement under the Private Securities Litigation Reform Act of 1995:

This document includes “forward-looking statements” within the meaning of Section 27A of the Securities Act, Section 21E of the Securities Exchange Act of 1934, as amended, which are intended to be covered by the safe harbors created by those laws and other applicable laws and “forward-looking information” within the meaning of applicable Canadian securities laws. Statements in the press release that are not historical facts constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements may be identified by terms such as “outlook,” “potential,” “believe,” “expect,” “plan,” “anticipate,” “predict,” “may,” “will,” “could,” “would” and “should” as well as the negative of these terms and similar expressions. These statements include those relating to the proposed combination of Greenbrook and Neuronetics, potential benefits of the transaction and the timing thereof. These statements are subject to significant risks and uncertainties and actual results could differ materially from those projected. Investors are cautioned not to place undue reliance on the forward-looking statements contained in this release. These risks and uncertainties include, without limitation, risks and uncertainties related to: (i) the parties’ ability to meet expectations regarding the timing and completion of the Arrangement; (ii) the occurrence of any event, change or other circumstance that would give rise to the termination of the Arrangement Agreement; (iii) the fact that Greenbrook’s and Neuronetics’ respective stockholders may not approve the Arrangement Agreement and the Arrangement; (iv) the fact that certain terminations of the Arrangement Agreement require Greenbrook or Neuronetics to pay a termination fee; (v) the failure to satisfy each of the conditions to the consummation of the Arrangement; (vi) the disruption of management’s attention from ongoing business operations due to the Arrangement; (vii) the effect of the announcement of the Arrangement on Greenbrook’s and Neuronetics’ relationships with their respective customers, as well as their respective operating results and business generally; (viii) the outcome of any legal proceedings related to the Arrangement; (ix) retention of employees of Greenbrook following the announcement of the Arrangement; (x) the fact that Greenbrook’s and Neuronetics’ stock price may decline significantly if the Arrangement is not completed; and other factors described under the heading “Risk Factors” in the Neuronetics’ Annual Report on Form 10-K for the fiscal year ended December 31, 2023 and its Quarterly Report on Form 10-Q for the quarter ended March 31, 2024, and Greenbrook’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023 and its Quarterly Report on Form 10-Q for the quarter ended March 31, 2024, as each may be updated or supplemented by subsequent reports that Neuronetics has filed or files with the SEC and Greenbrook files with the SEC and on SEDAR+. These forward-looking statements are based on expectations and assumptions as of the date of this press release. Except as required by law, Neuronetics and Greenbrook undertake no duty or obligation to update any forward-looking statements contained in this press release as a result of new information, future events, or changes in their expectations.

Important Additional Information and Where to Find It

In connection with the Arrangement, Neuronetics and Greenbrook will be filing preliminary and definitive joint proxy statements and other relevant documents relating to the proposed transaction with the Securities and Exchange Commission (the “SEC”) and on SEDAR+, as applicable. This communication is not a substitute for the joint proxy statement or any other document that Neuronetics or Greenbrook may file with the SEC or on SEDAR+ or send to their stockholders in connection with the Arrangement. The description of the Arrangement Agreement and voting agreements above do not purport to be complete and are qualified in its entirety by reference to such agreement as filed pursuant to the joint proxy statement and any current report on Form 8-K. Before making any voting decision, Neuronetics’ and Greenbrook’s stockholders are urged to read all relevant documents filed with the SEC and on SEDAR+, including the joint proxy statement, when they become available because they will contain important information about the Arrangement. Investors and security holders will be able to obtain the joint proxy statement and other documents filed by Neuronetics or Greenbrook with the SEC (when available) free of charge at the SEC’s website, www.sec.gov or on SEDAR+ at www.sedarplus.ca, as applicable, or from Neuronetics or Greenbrook at the investor relations page of their respective websites, https://ir.neuronetics.com/ and greenbrooktms.com/investor-relations. These documents are not currently available.

No Offer or Solicitation

This communication is for information purposes only and is not intended to and does not constitute, or form part of, an offer, invitation or the solicitation of an offer or invitation to purchase, otherwise acquire, subscribe for, sell or otherwise dispose of any securities, or the solicitation of any vote or approval in any jurisdiction, pursuant to the proposed transaction or otherwise, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in contravention of applicable law.

Participants in the Solicitation

Neuronetics, Greenbrook and their respective directors and executive officers may be deemed participants in the solicitation of proxies from Neuronetics’ stockholders in connection with the Arrangement. Neuronetics’ stockholders and other interested persons may obtain, without charge, more detailed information (i) regarding the directors and officers of Neuronetics in Neuronetics’ Annual Report on Form 10-K filed with the SEC on March 7, 2024, its proxy statement relating to its 2024 Annual Meeting of Stockholders filed with the SEC on April 11, 2024 and other relevant materials filed with the SEC when they become available; and (ii) regarding Greenbrook’s directors and officers in Greenbrook’s Annual Report on Form 10-K filed with the SEC and on SEDAR+ on April 25, 2024 and other relevant materials filed with the SEC and on SEDAR+, as applicable, when they become available. Information regarding the persons who may, under SEC rules, be deemed participants in the solicitation of proxies to Neuronetics’ stockholders in connection with the Arrangement will be set forth in the joint proxy statement for the Arrangement when available. Additional information regarding the interests of participants in the solicitation of proxies in connection with the Arrangement will be included in the joint proxy statement that Neuronetics and Greenbrook intend to file with the SEC and on SEDAR+, as applicable.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

2.1*	Arrangement Agreement by and between Neuronetics and Greenbrook dated August 11, 2024

10.1*	Form of Voting and Support Agreement by and between Neuronetics and certain Greenbrook Locked-Up Shareholders dated August 11, 2024

10.2	Form of Voting and Support Agreement by and between Neuronetics and certain Greenbrook Locked-Up Shareholders dated August 11, 2024

10.3*	Form of Voting and Support Agreement by and between Neuronetics and certain Greenbrook Locked-Up Shareholders dated August 11, 2024

10.4*	Form of Registration Rights Agreement by and between Neuronetics and Investor dated August 11, 2024

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*

Exhibits and/or schedules have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The registrant hereby undertakes to furnish supplementally copies of any of the omitted exhibits and schedules upon request by the SEC; provided, however, that the registrant may request confidential treatment pursuant to Rule 24b-2 under the Exchange Act for any exhibits or schedules so furnished.

7

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 13, 2024	NEURONETICS, INC.

	By:	/s/ W. Andrew Macan
W. Andrew Macan
EVP, GC & Chief Compliance Officer